UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2017

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2702, 401 Bay St., Toronto, Ontario	M5H 2Y4
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: 888-749-4916

390 Bay Street, Suite 806

Toronto, Ontario, Canada M5H 2Y2

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2017 Liberty Silver Corp. (“Liberty” or the “Company”) announced that, in connection to the listing of its shares on the Canadian Securities Exchange, the management of the Company and its major shareholder have entered into a series of governance agreements designed to align the interests of the management and the major shareholder with those of the Company and all of its shareholders.

Option Agreements

Under the terms of three option agreements, BG Capital Group Ltd. (“BGCG”), which at the date hereof controls, together with its affiliates, 13,308,405 Common Shares or approximately 54.45% of the issued and outstanding Common Shares, has granted to Bruce Reid, John Ryan and Howard Crosby options to purchase an aggregate of 4,000,000 Common Shares currently owned by BGCG. The options so granted are exercisable at CAD$1.00 per Common Share and expire on the earlier of: May 1, 2024 and the 30th day following an event that constitutes a change of control of the Company. Until May 1, 2023, the options so granted can only be exercised if the board of directors or shareholders of the Company, as the case may be, approve a transaction that constitutes a change of control of the Company. After May 1, 2023, the options can be exercised up to May 1, 2024 without the requirement of a change of control event. Until the options so granted are either exercised or expire, the Common Shares that are subject to the options will be held in escrow by an escrow agent.

Voting Agreement

Under the terms of a voting agreement, BGCG has granted to an arm’s-length attorney, a role currently being assumed by Bruce Reid, a power of attorney to vote any Common Shares which BGCG owns over and above 10% of the issued and outstanding Common Shares at the relevant time. The term of the voting agreement started on May 19, 2017, the date on which the Common Shares of the Company commenced trading on the Canadian Securities Exchange, and expires two years thereafter, or earlier in the event that the Common Shares cease to be listed for trading on the Canadian Securities Exchange.

Standstill Agreement

Under the terms of a standstill agreement, BGCG has limited ability to dispose of its Common Shares. Until May 1, 2020, BGCG cannot dispose of any Common Shares without the consent of Bruce Reid and, thereafter, BGCG can only dispose of a maximum of 500,000 Common Shares during any calendar year. Following the expiration of the voting agreement, under the terms of the standstill agreement Bruce Reid, John Ryan and Howard Crosby have the right, at all meetings of shareholders of the Company, to direct the voting of the 4,000,000 Common Shares that are subject to the options granted to them by BGCG as described above. In addition, BGCG cannot vote any of its other Common Shares against any resolutions put before the shareholders of the Company by the board of directors or recommended by the board of directors for approval by the shareholders of the Company. The standstill agreement expires on the earlier of completion of a change of control event or May 1, 2024. The standstill agreement has been approved by the board of directors of the Company and ratified by a majority shareholder resolution signed by BGCG.

A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 5.01 Changes in Control of Registrant

The disclosure in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2017 Howard Crosby stepped aside as Chief Executive of the Company so that Bruce Reid, who already served as a director of the Company, could assume the role. Mr. Crosby will continue to serve as a director and Executive Vice President of the Company. In addition, the Company announced the appointment of Julio DiGirolamo to serve as the Company’s Chief Financial Officer.

Bruce Reid is currently the Executive Chairman of Satori Resources Inc. Most recently, until January 2016 he was the Executive Chairman of Carlisle Goldfields Limited (“Carlisle Goldfields”), a TSX-listed gold exploration company. He was Chief Executive Officer and President from January 2010 until January 2014. During his tenure at Carlisle Goldfields, Mr. Reid raised over $30 million and guided Carlisle Goldfields to measured and indicated mineral resources of 2.75 million ounces of gold and inferred mineral resources of 2.28 million ounces of gold at its Lynn Lake, Manitoba Project. Carlisle Goldfields was acquired in January 2016 by Alamos Gold Inc. which valued Carlisle Goldfields at approximately $75 million. From 2005-2008, Mr. Reid was one of the founders and served as the President and CEO of U.S. Silver Corp. where he raised over $75 million to modernize and renovate the Galena Sliver Mine in Idaho and return the asset back to profitability. Prior to that, Mr. Reid worked as both an investment banker and a mining analyst in the Canadian securities industry for a number of prominent firms such as Nesbitt Thomson, Loewen Ondaatje McCutcheon and Yorkton Securities. Mr. Reid brings to the Company over 35 years of extensive experience in mining development, exploration and corporate finance. His background also includes an Honours B.Sc. in Geology from the University of Toronto in 1979 and a Finance degree from the University of Windsor in 1982.

The Company also announced the appointment of Julio DiGirolamo to serve as the Company’s Chief Financial Officer. Mr. DiGirolamo is a Chartered Professional Accountant with 22 years of senior-level public company experience including, most-recently, four and a half years as CFO for Carlisle Goldfields, which was successfully acquired by Alamos Gold Inc. in 2016. Mr. DiGirolamo was also recently appointed CFO for Satori Resources Inc. He began his public market experience while holding various senior roles during his five years with Greenstone Resources Ltd., a TSX and NASDAQ-listed gold mining company with activities focused in four Latin American countries. Mr. DiGirolamo has also been the CFO of Asia Now Resources Corp., a TSX Venture Exchange-listed junior exploration company, and Chief Financial Officer and Corporate Secretary of Innovium Media Properties Corp., a TSX Venture Exchange-listed early stage investor. During his time at Innovium he also acted as interim Chief Financial Officer at Seed Media Group LLC and as Chief Financial Officer, Corporate Secretary and member of the Board of Directors of Atlantis Systems Corp. Over his career, Mr. DiGirolamo has served on the boards of various public and non-profit organizations.

Grant of Options

The Company granted to Bruce Reid options to purchase 500,000 common shares of the Company, and 160,000 options to purchase common shares to Julio DiGirolamo. All options granted have the exercise price of CAD$1.00 and the expiry date of May 2, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2017 BGCG, the holder of a majority in interest of the capital stock of the Company, consented in writing without a shareholder vote to the terms of the Standstill Agreement. No meeting of shareholders was held and no other shareholders were solicited.

Item 8.01 Other Events.

On May 23, 2017 the Company announced an amendment to its letter of intent with Placer Mining Corp. with respect to its potential acquisition of the Bunker Hill Complex. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K and are incorporated herein by reference:

Exhibit 10.1	●	Standstill Agreement between the Company and BGCG
Exhibit 99.1	●	News Release dated May 19, 2017
Exhibit 99.2	●	News Release dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.
(Registrant)

Date: May 25, 2017	By:	/s/ Bruce Reid
Bruce Reid
Chief Executive Officer